Exhibit 99.4

Written Statement of Chairman and Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chairman and Chief Executive Officer of Orbital Sciences Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:

(a)	the Annual Report on Form 10-K/A of the Company for the Year Ended December 31, 2001 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Thompson David W. Thompson Chairman and Chief Executive Officer November 20, 2002

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